As filed with the Securities and Exchange Commission on March 12, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Oruka Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3855489
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Oruka Therapeutics, Inc.
855 Oak Grove Avenue, Suite 100
Menlo Park, California 94025

(Address of Principal Executive Offices, Zip Code)

Oruka Therapeutics, Inc. 2024 Stock Incentive Plan

(Full title of the plan)

Paul Quinlan
General Counsel and Corporate Secretary
Oruka Therapeutics, Inc.
855 Oak Grove Avenue, Suite 100
Menlo Park, California 94025
(650) 606-7910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Alan F. Denenberg
Elizabeth W. LeBow
Davis Polk & Wardwell LLP
900 Middlefield Road Redwood City, California 94063
(650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Oruka Therapeutics, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended (the “Securities Act”), in order to register an additional 3,354,715 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Oruka Therapeutics, Inc. 2024 Stock Incentive Plan (the “SIP”), pursuant to the provisions of the SIP providing for an automatic increase in the number of shares reserved for issuance under such plan.

The information contained in the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2024 (File No. 333-283243) and March 6, 2025 (File No. 333-285601), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement with respect to the SIP. In accordance with the instructional note to Part I of the Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), filed with the Commission on March 12, 2026; and

(b) The description of the Registrant’s capital stock, which is contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 6, 2025.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation of Oruka Therapeutics, Inc. (incorporated by reference to Exhibit 3.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 5, 2024).
4.2	Amended and Restated Bylaws of Oruka Therapeutics, Inc. (incorporated by reference to Exhibit 3.6 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 5, 2024).
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Oruka Therapeutics, Inc. 2024 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 5, 2024).
107.1*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park California, on the 12th day of March, 2026.

ORUKA THERAPEUTICS, INC.

By:	/s/ Lawrence Klein
	Name:	Lawrence Klein
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence Klein, Arjun Agarwal, and Paul Quinlan and each of them (with full power to each of them to act alone), the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence Klein	Chief Executive Officer and Director	March 12, 2026
Lawrence Klein	(principal executive officer)

/s/ Arjun Agarwal	Senior Vice President, Finance and Treasurer	March 12, 2026
Arjun Agarwal	(principal financial and accounting officer)

/s/ Samarth Kulkarni	Chairman of the Board	March 12, 2026
Samarth Kulkarni

/s/ Kristine Ball	Director	March 12, 2026
Kristine Ball

/s/ Carl Dambkowski	Director	March 12, 2026
Carl Dambkowski

/s/ Peter Harwin	Director	March 12, 2026
Peter Harwin

/s/ Christopher Martin	Director	March 12, 2026
Christopher Martin

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